Exhibit 10.4

FIRST AMENDMENT TO RESTATED AND AMENDED LICENSE AGREEMENT

THIS IS THE FIRST AMENDMENT TO THE RESTATED AND AMENDED LICENSE AGREEMENT (herein after “First Amendment”), entered into by and between Michigan State University, a non-for-profit corporation organized under the laws of the state of Michigan (hereinafter referred to as “University”) having an office at 325 E. Grand River, Suite 350, East Lansing, MI 48823 and XG Sciences, Inc., a for-profit corporation having its principal office at 5020 Northwind Drive Suite 212, East Lansing, MI 48823 (hereinafter referred to as “Licensee”).

WHEREAS, the parties entered into a Licensing Agreement dated May 25, 2010 (the “Original Agreement”); and

WHEREAS, Licensee desires and University is willing to add additional Technologies under this First Amendment and make other changes to the. Original Agreement with University.

NOW THEREFORE, University and Licensee agree to amend the Original Agreement, as detailed in this First Amendment as follows:

A.	All terms capitalized herein and not otherwise defined shall have the meaning ascribed to them in the Original Agreement.

B.	Section 2.1 (a) is deleted and replaced in its entirety with the following language:

(a)	subject to Section 2.2 below, (i) the exclusive right to use the Patent Rights and Improvements, to identify, develop, make, have made, use, import, export, lease, sell, have sold, and offer for sale, Products within the Field and within the Territory; and (ii) the non-exclusive rights to practice the Property Rights for Products within the Fields and within the Territory; and

C.	Section 2.1 (c) and (e) are deleted. Section 2.1 (d) is renumbered 2.1 (c).

D.	Schedule 1 and 2 are deleted and replaced in their entirety with the revised Schedules, Schedules 1 and 2 attached herein.

E.	The Original Agreement as amended herein is in full force and effect

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their duly authorized representative. The effective date of this First Amendment is September 13, 2010.

AGREED TO AND ACCEPTED:

Michigan State University

By	/s/ Charles Hasemann
Charles Hasemann
Interim Executive Director

Date of Signature:	5-6-11

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AGREED TO AND ACCEPTED:

XG Sciences, Inc.

By:	/s/ Michael R Knox

Signee (print):	Michael R knox

Title (print):	President & CEO

Date of Signature:	May 27, 2011

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Schedule 1 to Exclusive License Agreement

“Fields” means: all, including the following:

“Composites Field” means the use of xGnP as an additive with one or more plastics, elastomers, resins, or other polymers to form a composite material with specialized properties that are different from the original material. This includes the use of xGnP with thermoplastic and thermoset materials, urethanes, epoxies, and other systems based on organic resins.

“Energy Storage Field” means the use of xGnP in any device used to retain .or store electrical energy for future use.

“Specialty Liquids Field” means the use of xGnP as an additive to liquids used as lubricants, cutting fluids, grinding fluids, well drilling fluids, machining lubricants, and similar applications.

“General Other Field” means the use of xGnP in all other applications not defined elsewhere.

“Patent Rights” means:

U.S. Patent Application No. 12/072,460 (For Reference only MSU TEC2006-0039);

U.S. Patent Application No. 11/897,723 (For Reference only MSU TEC2007-0I22); and

U.S. Patent Application No. 12/587,645 (For Reference only MSU TEC2008-0042; TEC2009-0020;

TEC2009-0030; and TEC2009-0031),

“Invention Disclosures” means the following:

TEC2008-0038 Metal nanoparticle and conducting polymer nanocomposites for energy devices;

TEC2008-0074 Single Graphene Sheets Decorated With Metal Nanoparticles;

TEC2009-0029 MetalOxide Nanosheet Monolayer Film Synthesis for Electrochemical Energy Storage and Photocatalytic Applications;

TEC2009-0113 Exfoliated Graphite Nano Platelet (xGnP) anodes for Li-ion batteries;

TEC2010-0027 Nanostructured Electrodes for Exfoliated Graphite Nanoplateletes for Supercapacitor Applications;

TEC2010-0047 Simple Dry Process for Scalable Production of High Surface Area, Graphene Nanoplatelets;

TEC2010-0114 pi coupling agents for dispersion of exfoliated graphene nanoplatelets in polymers; and

TEC2011-0002 Novel thermoelectric materials based on exfoliated graphite nanoplatelets.

“Territory” means: Worldwide

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Schedule 2 to Exclusive License Agreement

Article 3 Payments/Reports

3.1           Licensing Fee:       $10,000.00 due upon the Effective Date and $3,000.00 for each unique Invention Disclosure elected by University containing Patent Rights and Property Rights due within thirty (30) days of date of invoice.

Licensing Fee under the First Amendment: $6,000.00 due for the election of two (2) new Invention Disclosures under this First Amendment due within thirty (30) days of date of invoice.

3.2           Royalty on Net Sales, by Licensee and Sublicensees in a Specially Field, payable annually, within forty-five (45) days of the end of the calendar year:

2.0% if Net Sale and Sublicensing Revenues are in the Composites Field;

2.5% if Net Sale and Sublicensing Revenues are in the Energy Storage Field;

2.0% if Net Sale and Sublicensing Revenues are in the Specialty Liquids Field;

4.0% if Net Sale and Sublicensing Revenues are in the General Other Field.

Only one royalty (that specified in this Agreement) shall be payable to University for any Product sold, including where one or more patents of University that are in addition to any patents licensed under this Agreement cover or are alleged to cover the Product. In the event that two or more royalty rates apply to a given Product, the largest rate shall apply.

3.3	Payments on Sublicensee Revenues:

All Net Sales or use of Products by Sublicensees shall be treated as if Net Sales of Licensee for the calculation of running royalties.

3.4	Annual Period	Annual Minimum

	Year 1 (Effective Date through 12/31/2010	None
	Year 2 (1/1/2011 through 12/31/2011)	$10,000.00
	Year 3 (1/1/2012 through 12/31/2012)	$10,000.00
	Year 4 (1/1/2013 through 12/31/2013)	$20,000.00
	Year 5 (1/1/2014 through 12/31/2014)	$25,000.00
	All remaining calendar years	$50,000.00

3.5	Patent Costs.

Any outstanding Patent Costs less credits due on the Patent Rights elected as of the Election Date and as shown in the table of this Schedule 2, Section 3.5 shall be invoiced following the Election Date. Licensee shall pay within thirty (30) days after being invoiced by University, Thereafter, Patent Costs to be invoiced by University as they are incurred.

TEC2006-0039	$0.00
TEC2007-0122	$10,530.60
TEC2008-0042	$17,528.17
TEC2009-0020	$0.00
TEC2009-0030	$0.00
TEC2009-0031	$0.00
TEC2008-0038	$0.00
TEC2008-0074	$0.00
TEC2009-0029	$0.00
TEC2009-0113	$0.00
TEC2010-0027	$0.00
TEC2010-0047	$0.00
TEC2010-0114	$0.00
TEC2011-0002	$0.00

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3.6	Milestone Payments.

None.

3.7	Payments & Accounting Due

February 15 of each year (for the Royalty Period ending the prior December 31) and August 15 of each year (for the Royalty Period ending the prior June 30)

3.9	Payments.

At the same time that it makes payment of royalties and other amounts due with respect to, a Royalty Period, a copy of the royalty report shall be delivered to msutagr@msu.edu. If payment is made via check, a copy of the report shall also be attached to the. check.

Submit paper checks to:

MSU Technologies

Attn: Accountant

325 E. Grand River, Suite 350

East Lansing, MI 48823

All checks must be marked with the following MSU Technologies (MSUT) identifiers:

Mark 2:     AGR2010-00372

Submit transfers to:

Bank of America, 2600 W. Big Beaver Road, Troy, MI 48084

All transfers must be marked with the following information:

MARK 1: For the Account of the Board of Trustees, Michigan State University

MARK 2: Wires - 026009593 Bank Account Number: 1935-218139

(Payer is responsible for identifying and paying bank wire fees, in addition to paying invoiced amount due.)

Swift Code - BOFAUS3N

CHIPS Code - 0959

ACH - 071000039 Bank Account Number: 1935-218139

MARK 3: University Invoice Number

MARK 4: MSU Technologies; Holly Byrnes (517) 355-2186

MARK 5: a/c 21-3252 (if general IP income); OR a/c 21-2310 (if copyright income)

3.12	Commercialization and Reporting Requirements.

i.	Beginning in the calendar year 2011 annual sales of all Products combined with total financing received from March 1, 2010 to December 31, 2011 shall be at least one million U.S. Dollars ($1,000,000.00).

ii.	After three (3) years from the Effective Date, each patent within Patent Rights must be incorporated into a Product and sold in any given anniversary year, or the license rights granted under Article 2 hereof to that patent may, in University’s sole reasonable discretion, become non-exclusive or remove one or more Specialty Fields.

Article 4 Indemnification

4.4(b) Insurance Requirements:

General Liability: Minimums consistent with industry practice, but in any event not less than (i)

$ 1,000,000 per occurrence, with an aggregate minimum of $2,000,000 for personal injury or death, and (ii) $1,000,000 per occurrence, with an aggregate minimum of $2,000,000 for property damage.

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Products Liability: Prior to the sale or transfer to any third-party of any product that requires the use of or is based on the Patent Rights, products liability insurance in an amount consistent with industry practice, but in any event not less than $1,000,000 per occurrence and $2,000,000 in aggregate.

Professional Liability: Prior to the offering or providing of any professional services that require . use of or are based on the Patent Rights to any third party, professional liability insurance and/or errors and omissions insurance, as appropriate, in an amount consistent with industry practice, but in any event not less than $1,000,000 per occurrence and $3,000,000 in aggregate, provided that if Licensee purchases such insurance coverage on a “claims made” basis, then Licensee must purchase tail coverage for at least ten (10) years following the expiration or termination of the. agreement under which services are provided.

Article 8 Miscellaneous

8.3 Notices:

(a)	Address for All Notices	MSU Technologies
	And Payments	Attention: Executive Director
	to University:	MSU Technologies Michigan State University 325 E. Grand River Suite 350 East Lansing, MI 48823
(b)	Address for Notices
	to Licensee:	Michael R. Knox President and CEO XG Sciences, Inc. 5020 Northwind Drive Suite 212 East Lansing, MI 48823

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Exhibit A to Exclusive License Agreement

Royalty and Other Payment Report Form _______, ___ to _______, ______

Payments and Related Information from Licensee:

Licensee and Sublicensees shall report, as detailed by country of sales origin and for each Sublicensee (if sub licensed):

1.          Product number and description

2.          Units of Product sold

3.          Units of Product distributed but for which no payment was received

4.          Unit gross list sales price for each of (2) above

5.          Per unit deductions (attach itemized documentation of all deductions taken)

6.          Extended sales dollars (unit price x quantity)

7.          Other cash amounts and fair market, value of all other consideration, received (attach itemized list identifying and valuing each other consideration)

8.          Application of Section 3.9, foreign currency conversion rate, shown for each currency received

9.          Calculation of Net Sales

10.         Royalty Rate

11.         Royalty Payments due

12.         Annual Minimums owed, if any

13.         Milestone Payments owed, if any, with specific reference to Milestones listed on Schedule 2

Information regarding Sublicensees shall include the above plus:

1.          Name and address of each Sublicensee

2.          Total Amounts Owed University, with respect to Sublicensees only.

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